UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 8, 2016 (December 2, 2016)

Lifetime Brands, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-19254	11-2682486
(Commission File Number)	(IRS Employer Identification No.)

1000 Stewart Avenue, Garden City, New York 11530

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code) 516-683-6000

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 2, 2016, the Board of Directors (the “Board”) of Lifetime Brands, Inc., a Delaware corporation (the “Corporation”), approved amendments to amend and restate the Corporation’s bylaws, effective as of December 2, 2016 (the “Bylaws”). The Bylaws were last amended on January 26, 2016. The amendments to the Bylaws are intended to (i) enhance the information that the Board would have access to about the persons deemed to be proposing director nominees and/or stockholder proposals and further the Board’s ability to make informed recommendations to stockholders relating thereto; (ii) enhance the information that the Board would have access to about proposed nominees and/or stockholder proposals and further the Board’s ability to make informed recommendations to stockholders relating thereto; (iii) enhance the information that the Corporation would have access to in preparing proxy materials commenting on any stockholder proposed nominees and/or stockholder proposals; and (iv) enhance the information available to all stockholders in advance of a stockholders’ meeting and, accordingly, allow stockholders to make more informed voting decisions. Among other things, the amendments to the Bylaws:

•	Revise provisions requiring an advance notice of stockholder proposals to be submitted to the Corporation in connection with business intended to be brought before an annual meeting of stockholders (the “Proposal Notice”), including, but not limited to, revisions to:

•	Expand the definition of the term, “Proposing Person,” which encompasses the individuals for whom information is required to be included in a Proposal Notice or Nominating Notice (as defined below), as the case may be, to include the stockholder providing the applicable notice, the beneficial owner of the Corporation’s capital stock, if different, on whose behalf the applicable notice is given, any “affiliate” or “associate” (as such terms are defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of such stockholder or beneficial owner, each other person who is “Acting in Concert” (as defined below) with such stockholder or beneficial owner, persons who are members of any Schedule 13D group (as such term is used in Rule 13d-5 under the Exchange Act) with such stockholder or beneficial owner and persons who are participants in any solicitation of proxies by such stockholder or beneficial owner;

•	Expand the definition of the term “Acting in Concert” to provide that a person shall be deemed to be “Acting in Concert” with another person if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Corporation in parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies, special meeting demands or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person;

•	Further specify the information required to be provided by Proposing Persons in respect of the business proposed in their Proposal Notice, including, but not limited to, the following information regarding such persons:

•	a description in reasonable detail of any proxy, contract, arrangement, understanding or relationship, written or oral and formal or informal, between such Proposing Person and any other person or entity (naming each such person or entity) pursuant to which the Proposing Person has a right to vote any shares of the Corporation;

•	any direct or indirect interest of such Proposing Person in any contract or agreement with the Corporation, or any affiliate or associate of the Corporation (naming such affiliate or associate); and

•	a description in reasonable detail of all agreements, arrangements and understandings, written or oral, formal or informal (1) between or among any of the Proposing Persons or (2) between or among any of the Proposing Persons and any other person or entity (naming each such person or entity) in connection with or related to the proposal of business by a stockholder, including without limitation, (A) any understanding, formal or informal, written or oral, that any Proposing Person may have reached with any stockholder of the Corporation (naming each such stockholder) with respect to how such stockholder will vote its shares in the Corporation at any meeting of the Corporation’s stockholders or take other action in support of or related to any business proposed, or other action to be taken, by the Proposing Person, and (B) any agreements that would be required to be disclosed by any Proposing Person or any other person or entity pursuant to Item 5 or Item 6 of a Schedule 13D that would be filed pursuant to the Exchange Act and the rules and regulations promulgated thereunder (regardless of whether the requirement to file a Schedule 13D is applicable to the Proposing Person or other person or entity); and all other information relating to such Proposing Persons that would be required to be disclosed in a proxy statement or other filing required to be made by any Proposing Persons in connection with the contested solicitation of proxies or consents by such persons in support of the business proposed to be brought before the stockholders’ meeting pursuant to Section 14(a) and Regulation 14A under the Exchange Act.

•	Further specify, as to each item of business that the stockholder giving the Proposal Notice proposes to bring before the annual meeting, the information required to be provided about such proposed business, including, but not limited to the following:

•	the reasons (including the text of any reasons for the business that will be disclosed in any proxy statement or supplement thereto to be filed with the SEC) detailing why such stockholder or any other Proposing Person believes that the taking of the action or actions proposed to be taken would be in the best interests of the Corporation and its stockholders; and

•	a description in reasonable detail of any interest of any Proposing Person in such business, including any anticipated benefit to the stockholder or any other Proposing Person therefrom, including any interest that would be disclosed to the Corporation’s stockholders in any proxy statement to be distributed to the Corporation’s stockholders.

•	Clarify the requirements for the Proposing Person to, from time to time, not only prior to the deadline for submitting the Proposal Notice but also at all times thereafter and prior to the annual meeting, update and supplement the information provided by such Proposing Person in its Proposal Notice such that the information contained in the Proposal Notice is true, correct and complete in all respects;

•	Require a stockholder to specifically identify in the Proposal Notice by way of an express reference how the information being provided is intended to comply with a specific advance notice requirement of the Bylaws;

•	Specify that a stockholder must set forth in writing directly within the body of the Proposal Notice (as opposed to being incorporated by reference from any other document or writing not included with, and made a part of, the Proposal Notice) all the information required to be included in the Proposal Notice pursuant to the Bylaws;

•	Specify that a stockholder submitting the Proposal Notice, by its delivery to the Corporation, represents and warrants that all information contained therein is true, accurate and complete in all respects, contains no false and misleading statements and such stockholder acknowledges that it intends for the Corporation and the Board to rely on such information as (i) being true, accurate and complete in all respects, without regard to what other information may be publicly available but not contained in the Proposal Notice and (ii) not containing any false and misleading statements;

•	Clarify the requirement that, in addition to the requirements contained in the Bylaws for what information must be included in the Proposal Notice, a Proposing Person must also comply with all applicable requirements of the Exchange Act and Delaware law with respect to any stockholder proposal and business that may be sought to be brought before an annual meeting of stockholders and any solicitations of proxies in connection therewith.

•	Add and revise the provisions related to the advance notice of director nominations, including, but not limited to, revisions to:

•	Further specify the information required to be provided by Proposing Persons in their advance notice of nominations of candidates for election to the Board (the “Nominating Notice”) which includes, as to each Proposing Person, substantially the same information about such Proposing Person that is required to be included in a Proposal Notice, as more fully discussed above, except that any reference to “business” or “proposal” therein will be deemed to refer to the “nomination” of a director or directors by a stockholder which is proposed in a Nominating Notice;

•	Further specify the information required to be provided in the Nominating Notice about the person(s) being proposed as nominees for election to the Board, including, but not limited to, the following:

•	such proposed nominee’s executed written undertaking agreeing to comply, if elected as a director of the Corporation, with all corporate governance, conflicts of interest, code of conduct and ethics, confidentiality and stock ownership and trading policies and guidelines of the Corporation, as the same shall be amended from time to time by the Board;

•	to the extent that such proposed nominee has entered into (1) any agreement, arrangement or understanding (whether written or oral) with, or has given any commitment or assurance to, any person or entity as to the positions that such proposed nominee, if elected as a director of the Corporation, would take in support of or in opposition to any issue or question that may be presented to him or her for consideration in his or her capacity as a director of the Corporation, (2) any agreement, arrangement or understanding (whether written or oral) with, or has given any commitment or assurance to, to any person or entity as to how such proposed nominee, if elected as a director of the Corporation, would act or vote with respect to any issue or question presented to him or her for consideration in his or her capacity as a director of the Corporation, (3) any agreement, arrangement or understanding (whether written or oral) with any person or entity that could be reasonably interpreted as having been both (a) entered into in contemplation of the proposed nominee being elected as a director of the Corporation, and (b) intended to limit or interfere with the proposed nominee’s ability to comply, if elected as a director of the Corporation, with his or her fiduciary duties, as a director of the Corporation, to the Corporation or its stockholders, or (4) any agreement, arrangement or understanding (whether written or oral) with any person or entity that could be reasonably interpreted as having been or being intended to require such proposed nominee to consider the interests of a person or entity (other than the Corporation and its stockholders) in complying with his or her fiduciary duties, as a director of the Corporation, to the Corporation or its stockholders, a description in reasonable detail of each such agreement, arrangement or understanding (whether written or oral) or commitment or assurance;

•	the amount of any equity securities beneficially owned by such proposed nominee in any company that is a direct competitor of the Corporation or its operating subsidiaries if such beneficial ownership by such nominee, when aggregated with that of all other proposed nominees and the Proposing Persons, is five percent (5%) or more of the class of equity securities of such company;

•	a description in reasonable detail of any and all agreements, arrangements and/or understandings, written or oral, between such proposed nominee and any person or entity (naming each such person or entity) with respect to any direct or indirect compensation, reimbursement, indemnification or other benefit (whether monetary or non-monetary) in connection with or related to such proposed nominee’s candidacy for election to the Board and/or service on the Board if elected as a member of the Board; and

•	a description in reasonable detail of any and all other agreements, arrangements and/or understandings, written or oral, between such proposed nominee and any person or entity (naming such person or entity) in connection with such proposed nominee’s service or action as a proposed nominee and, if elected, as a member of the Board.

•	Further specify the requirements for the Proposing Person to, from time to time, not only prior to the deadline for submitting the Nominating Notice but also at all times thereafter and prior to the annual meeting, update and supplement the information provided by such Proposing Person in its Nominating Notice such that the information contained in the Nominating Notice is true, correct and complete in all respects;

•	Require a stockholder to specifically identify in the Nominating Notice by way of an express reference how the information being provided is intended to comply with a specific advance notice requirement of the Bylaws;

•	Specify that a Proposing Person must set forth in writing directly within the body of the Nominating Notice (as opposed to being incorporated by reference from any other document or writing not included with, and made a part of, the Proposal Notice) all the information required to be included in the Nominating Notice pursuant to the Bylaws;

•	Provide that a Proposing Person submitting the Nominating Notice, by its delivery to the Corporation, represents and warrants that all information contained therein is true, accurate and complete in all respects, contains no false and misleading statements and such Proposing Person acknowledges that it intends for the Corporation and the Board to rely on such information as (i) being true, accurate and complete in all respects, without regard to what other information may be publicly available, but not contained in the Nominating Notice, and (ii) not containing any false and misleading statements;

•	Provide that in the event that the number of directors to be elected to the Board is increased and there is no public disclosure naming all of the nominees for Director or specifying the size of the increased Board made by the Corporation at least one hundred (100) calendar days prior to the one year anniversary of the immediately preceding year’s annual meeting, a Nominating Notice required by the Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, and only with respect to a stockholder who had, prior to such increase in the size of the Board, previously submitted a Nominating Notice prior to the deadline for submitting director nominations in compliance with the Bylaws, if such Nominating Notice is delivered to, or mailed and received by, the Secretary of the Corporation at the principal office of the Corporation not later than the close of business on the tenth (10th) calendar day following the day on which such public disclosure is first made by the Corporation; and

•	Provide that in no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a Nominating Notice.

In addition to the foregoing, there are various other “clean-up” changes to the Bylaws including, but not limited to, grammatical and other typographical corrections, formatting changes, revisions to headings, titles and captions, and additional definitions of certain terms and revisions to existing definitions.

The foregoing description of various amendments included in the Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Bylaws adopted by the Board on December 2, 2016 a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated by reference in this Item 5.03 in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Lifetime Brands, Inc., as adopted by the Board of Directors on December 2, 2016

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lifetime Brands, Inc.

By:	/s/ Ronald Shiftan
Ronald Shiftan
Chief Operating Officer and
Vice Chairman of the Board of Directors

Date: December 8, 2016

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Lifetime Brands, Inc., as adopted by the Board of Directors on December 2, 2016